                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                     NORTHEAST PENNSYLVANIA FINANCIAL CORP.
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            (Exact name of registrant as specified in its charter)



DELAWARE                                       (being applied for)
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(state of incorporation or organization)       (IRS Employer Identification No.)


12 E. Broad Street, Hazleton, Pennsylvania     18201
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(Address of principal executive offices)       (Zip Code)


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[ X ]
      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[   ]
      Securities Act registration statement file number to which this form relates: 333-43281.
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Securities to be registered pursuant to Section 12(b) of the Act:


        Title of Each Class                  Name of Each Exchange on which
        to be so Registered                  Each Class is to be Registered
------------------------------------     ---------------------------------------
Common Stock, Par Value $.01 Per Share           American Stock Exchange
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the portion of the Prospectus under the heading "Description of Capital Stock of the Company," filed on December 24, 1997 as part of the Registrant's Registration Statement on Form S-1, No. 333-43281.

ITEM 2.   EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

          (a)   Certificate of Incorporation

                Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, No. 333-43281, filed on December 24, 1997.

          (b)   Bylaws

                Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-43281, filed on December 24, 1997.

          (c)   Plan of Conversion

                Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-1, No. 333-43281, filed on December 24, 1997.

      2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form S-1, No. 333-43281, filed on December 24, 1997.

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       NORTHEAST PENNSYLVANIA FINANCIAL CORP.
                                       --------------------------------------
                                           (Registrant)


                                       Date: January 15, 1998


                                       By: /s/ E. Lee Beard
                                           ------------------------
                                           E. Lee Beard
                                           President and Chief Executive Officer